UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Cordia Bancorp Inc.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11730 Hull Street Road, Midlothian, Virginia 23112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 744-7576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

On April 10, 2014, Cordia Bancorp Inc. (the “Company”) issued 362.9871 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) at a purchase price of $42,500 per share in a private placement offering (the “Private Placement”) pursuant to the terms of a Securities Purchase Agreement, dated as of April 10, 2014, by and between the Company and the investors (the “Investors”) identified therein (the “Securities Purchase Agreement”). The aggregate gross proceeds raised by the Company in the Private Placement totaled $15.4 million.

Description of Series A Preferred Stock

Authorized Shares, Stated Value and Liquidation Preference. The Company has designated 363 shares as “Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A,” which have a par value of $0.01 per share and a liquidation preference of $42,500 per share.

Mandatory Conversion and Conversion Limits. The shares of Series A Preferred Stock will convert into shares of Company common stock (the “Common Stock”) and, as applicable, into shares of Company non-voting common stock (the “Nonvoting Common Stock”) as of the close of business on the date the Company’s shareholders approve the issuance of the Common Stock and Nonvoting Common Stock upon the conversion of the Series A Preferred Stock in accordance with NASDAQ Stock Market Rule 5635 (the “Mandatory Conversion Date”). On the Mandatory Conversion Date, all shares of the Series A Preferred Stock will convert into Common Stock, except to the extent such conversion would trigger an “applicable conversion limit” (as described below), in which case a holder of Series A Preferred Stock will receive the minimum number of shares of Nonvoting Common Stock, in lieu of an equal number of shares of Common Stock, so that the holder will not exceed the applicable conversion limit. Pursuant to the amendment to the Company’s Articles of Incorporation that sets forth the terms of the Series A Preferred Stock (the “Preferred Stock Designation”), “applicable conversion limits” include (i) with respect to two Investors, such Investors, together with its affiliates, owning or controlling 5.0% or more of the Company’s voting securities and (ii) with respect to all other Investors, such Investors, together with their affiliates, owning or controlling 10% or more of the Company’s voting securities. The conversion limits were put in place to observe applicable regulatory or investment policy limitations applicable to certain Investors.

The number of shares of Common Stock and/or Nonvoting Common Stock into which each share of Series A Preferred Stock is convertible is determined by dividing (i) the $42,500 per share liquidation amount by (ii) the applicable conversion price, which initially is $4.25 per share, subject to customary anti-dilution adjustments, including in connection with stock dividends or distributions in shares of the Common Stock or subdivisions, splits and combinations of the Common Stock.

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Dividends. Commencing on the date on which shares of Series A Preferred Stock were first issued, holders of shares of outstanding Series A Preferred Stock are entitled to receive, when, as and if declared by the Board out of funds of the Company legally available therefor, noncumulative dividends in arrears at the rate per annum of: (i) 5.0% per share on the liquidation amount beginning on the issuance date of the Series A Preferred Stock; (ii) 7.0% per share for the dividend period beginning on the first Dividend Payment Date (as defined below); and (iii) 9.0% per share for all dividends accruing during all dividend periods beginning on or after the third Dividend Payment Date. Dividends will be payable semi-annually on each June 15th and December 15th, beginning on June 15, 2014 (each, a “Dividend Payment Date”) until the Mandatory Conversion Date.

Dividends on the Series A Preferred Stock are not cumulative. To the extent that the Company’s Board of Directors does not declare and pay dividends on the Series A Preferred Stock for any dividend period, in full or otherwise, such unpaid dividend shall not accrue and shall cease to be payable. The holders of the Series A Preferred Stock have no right to receive any dividends if the Company’s shareholders approve the issuance of the Common Stock and Nonvoting Common Stock on or prior to August 7, 2014.

So long as any shares of Series A Preferred Stock remain outstanding, no dividend may be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Common Stock, or any other security the Company may issue that ranks junior to or on parity with the Series A Preferred Stock. Subject to limited exceptions, if dividends payable on all outstanding shares of the Series A Preferred Stock for any period have not been declared and paid, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any shares of its Common Stock.

Ranking. The Series A Preferred Stock ranks, with respect to dividends and distributions on liquidation, winding up and dissolution, senior to the Company’s Common Stock and any other class or series of Company stock now existing or hereafter established, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Voting Rights. The holders of the Series A Preferred Stock will not have any voting rights other than as required by law, except that the approval of the holders of at least 66 2/3% of the Series A Preferred Stock, voting as a separate class, will be required with respect to certain matters, including (i) the authorization, creation or increase of authorized amount of any class or series of senior equity securities or (ii) amendments to the Articles of Incorporation that adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

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Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, prior to the Mandatory Conversion Date, each holder of shares of Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Company or proceeds thereof available for distribution to Company shareholders (subject to the rights of any creditors), payment in an amount equal to the sum of $42,500 per share (or the then-current liquidation amount), plus any declared but unpaid dividends on such share of Series A Preferred Stock. This payment will be made before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other junior securities of the Company. If the Company’s assets or the proceeds thereof available for distribution among the holders of the Company’s Series A Preferred Stock and the holders of shares of all of the Company’s other capital stock ranking pari passu with the Series A Preferred Stock are insufficient to pay in full the liquidation preference and liquidation payments on all such other parity securities, then all of the assets available, or the proceeds thereof, after payment of any senior securities, will be distributed among the holders of the Company’s Series A Preferred Stock and the holders of the parity securities ratably. A merger, consolidation or sale of all or substantially all of the Company’s property or business is not a liquidation, including upon dissolution, under the Preferred Stock Designation.

Redemption. The Series A Preferred Stock is not redeemable by the Company.

Anti-Dilution Provisions. The conversion price of the Series A Preferred Stock is subject to customary anti-dilution adjustments, including in connection with stock dividends or distributions in shares of the Common Stock or subdivisions, splits and combinations of the Common Stock.

Securities Purchase Agreement

Purchase and Sale of Stock. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell 362.9871 shares of Series A Preferred Stock to the Investors at a purchase price of $42,500 per share.

Representations and Warranties. Under the Securities Purchase Agreement, the Company made customary representations and warranties to the Investors relating to the Company, its business and its capital stock, including with respect to the shares of Series A Preferred Stock issued to the Investors pursuant to the Securities Purchase Agreement. The representations and warranties in the Securities Purchase Agreement were negotiated and made solely for purposes of the Securities Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties to the Securities Purchase Agreement.

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Board Representation and Governance Matters. Under the Securities Purchase Agreement, in connection with the Private Placement, the Company and the Bank of Virginia, a wholly owned subsidiary of the Company (the “Bank”), appointed Michael F. Rosinus, a representative selected by TNH Financial Funds, L.P., the lead investor in the Private Placement, to serve on their respective Boards of Directors. TNH Financial Funds, L.P. will have the right to be represented on the Board of Directors of the Company and the Bank by one director of its choice for as long as it beneficially owns at least 5.0% of the Company’s outstanding Common Stock (whether acquired upon conversion of shares of Series A Preferred Stock or otherwise). Additionally, pursuant to the terms of the Securities Purchase Agreement, not later than May 31, 2014, the Company also agreed to appoint David Zlatin to the Board of Directors of the Company and the Bank and/or nominate him for election as a director at the Company’s 2014 annual meeting of shareholders, subject to satisfaction of the legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Board of Directors.

Preemptive Rights. Subject to certain limited exceptions, Investors purchasing at least 4.9% of the Company’s outstanding Common Stock under the Securities Purchase Agreement have preemptive rights with respect to public or private offerings of Company equity securities (or rights to purchase, or securities convertible into or exercisable for, Company equity securities) during a one-year period after the date of the Securities Purchase Agreement to enable the Investors to maintain their percentage interests of Common Stock beneficially owned.

Agreement to Seek Shareholder Approval. Pursuant to the Securities Purchase Agreement, the Company agreed to call and hold a meeting of the Company’s shareholders as promptly as practicable, but no later than 120 days following the issuance of the Series A Preferred Stock, and to cause the Company’s Board, subject to its fiduciary duties under Virginia law, to recommend and seek shareholder approval of the issuance of the shares of Common Stock and Nonvoting Common Stock upon the conversion of the Series A Preferred Stock.

Voting Agreements. In connection with the execution of the Securities Purchase Agreement, each director and executive officer of the Company delivered a voting agreement to the Company agreeing to vote all of his shares of Common Stock in favor of this proposal.

Transfer Restrictions. Pursuant to the Securities Purchase Agreement, the Series A Preferred Stock may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933 (the “Securities Act”), or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws and other regulatory requirements.

Indemnity. The Company agreed to customary indemnification provisions for the benefit of each Investor relating to breaches of representations, warranties and covenants in the Securities Purchase Agreement and in connection with the sale of the Series A Preferred Stock.

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Expenses. Each party to the Securities Purchase Agreement will bear and pay its own costs and expenses in connection with the transactions contemplated by the Securities Purchase Agreement, except that the Company agreed to reimburse TNH Financial Funds, L.P. for all legal expenses incurred by it in connection with the Private Placement up to an aggregate of $75,000.

Other Covenants. The Company agreed to a number of customary covenants, including covenants with respect to the listing on NASDAQ of the new shares of Common Stock to be issued upon the conversion of the Series A Preferred Stock.

Registration Rights Agreement

On April 10, 2014, and in connection with the transactions contemplated by the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company is obligated to use commercially reasonable best efforts to file a registration statement covering the resale of the Common Stock and Nonvoting Common Stock issuable upon the conversion of the Series A Preferred Stock issued to the Investors in the Private Placement within 20 days following the approval by the Company’s shareholders of the issuance of the Common Stock and Nonvoting Common Stock in connection with the conversion of the Series A Preferred Stock. The Registration Rights Agreement also provides Investors with demand registration rights under certain circumstances.

Important Information

The foregoing summary of the Preferred Stock Designation, Securities Purchase Agreement and Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Preferred Stock Designation, Securities Purchase Agreement and the Registration Rights Agreement which are filed as Exhibits 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference in their entirety.

The Company plans to file with the U.S. Securities and Exchange Commission and mail to its shareholders a proxy statement in connection with the approval of the issuance of the Common Stock and Nonvoting Common Stock in connection with the conversion of the Series A Preferred Stock. The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of shareholder proxies. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the U.S. Securities and Exchange Commission on March 26, 2014. The Company’s proxy statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors. Shareholders are urged to read the proxy statement carefully when it becomes available.

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The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Item 3.02	Unregistered Sales of Equity Securities.

On April 10, 2014, the Company issued 362.9871 shares of Series A Preferred Stock in the Private Placement in accordance with the terms of the Securities Purchase Agreement and as described under Item 1.01 of this Current Report on Form 8-K. To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the Series A Preferred Stock to Investors in the Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Act. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of the shares of the Series A Preferred Stock pursuant to the Securities Purchase Agreement and is not offering securities to the public in connection with the Private Placement.

Item 5.01	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2014, the Company filed Articles of Amendment to its Articles of Incorporation (the “Articles of Amendment”), which included the Preferred Stock Designation and the terms of the Nonvoting Common Stock, with the Virginia State Corporation Commission. The Articles of Amendment are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Securities Purchase Agreement, effective April 10, 2014, Michael F. Rosinus was appointed as a member of the Company’s and the Bank’s Board of Directors. Mr. Rosinus, age 55, has served as a Managing Director of TRF Partners LLC (“TRF”) since 1998. Through TRF, he serves as Senior Advisor to Tricadia Capital Management, LLC. Since 2010, TRF has been the co-general partner of PTMR Capital Partners LP, a fund affiliated with Performance Trust Investment Advisors, which made equity investments in distressed community banks. From 2008 to 2010, Mr. Rosinus served as co-head of the community bank investment team at Lightyear Capital. In connection with his appointment as director, Mr. Rosinus has not been appointed to serve on any committees of the Board of Directors at this time.

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Item 8.01	Other Events.

On April 10, 2014, the Company issued a press release announcing the issuance of the Series A Preferred Stock and the execution of the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Cordia Bancorp Inc.

10.1	Securities Purchase Agreement, dated as of April 10, 2014, by and between Cordia Bancorp Inc. and the Investors identified therein

10.2	Registration Rights Agreement, dated as of April 10, 2014, by and between Cordia Bancorp Inc. and the Investors identified therein

99.1	Press Release dated April 10, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.
(Registrant)

Date: April 10, 2014	By:	/s/ Jack Zoeller
Jack Zoeller
President and Chief Executive Officer